EXHIBIT 99.1

PRESS RELEASE

deltathree Reports Second Quarter 2006 Financial Results

 GAAP Net Income Increased to a Record $496,000, or $0.02 Per Diluted Share, Up 464% Sequentially

Revenues Increased 45% Year-Over-Year to $10.0 Million, Down 7% Sequentially

Net Deferred Revenues Increased Sequentially by $1.3 Million

New York, NY - July 27, 2006 - deltathree, Inc. (NASDAQ: DDDC), a leading provider of SIP-based Voice Over Internet Protocol (VoIP) solutions for service providers, resellers and end users worldwide, today announced financial results for the second quarter 2006 ended June 30, 2006.

Second Quarter 2006 Highlights

•	Revenues increased 45% year-over-year to $10.0 million, down 7% sequentially.
•	Net deferred revenues increased by $1.3 million sequentially to $1.9 million.
•	GAAP net income increased to a record $496,000 or $0.02 per diluted share.
•	Adjusted EBITDA increased to a record $853,000 or $0.03 per diluted share.
•	Company achieved first ever quarterly operating profit of $374,000.
•	Gross margin increased 5% sequentially to 38%.
•	Quarterly cash flow from operations increased to a record $2.0 million.

Revenues for the second quarter of 2006 were $10.0 million, an increase of more than $3.0 million, or 45%, from the $6.9 million reported for the second quarter of 2005. In the sequential comparison, second quarter 2006 revenues declined $0.7 million or 7%, compared to revenues of $10.7 million reported for the first quarter ended March 31, 2006. Revenues for the quarter were below management’s stated guidance range primarily due to a reduction in certain promotional and marketing offers during the quarter which had a larger than expected impact on the top line and, to an extent, the effect of changing regulations imposed on VoIP service providers in select foreign countries.

Net deferred revenues during the second quarter of 2006 increased $1.3 million sequentially to $1.9 million. The rise in deferred revenues was primarily associated with a $1.8 million advanced payment from a leading global consumer hardware manufacturer to support the future launch of a direct to consumer VoIP service offering.

deltathree reported record GAAP net income for the second quarter of 2006 of $496,000 or $0.02 per diluted share. Second quarter 2006 GAAP net income reflects an improvement over the second quarter 2005 GAAP net loss of ($409,000) or ($0.01) per diluted share, and compared to GAAP net income of $88,000 or $0.00 per share in the first quarter of 2006. Second quarter 2006 and the first quarter of 2006 GAAP net income includes approximately $100,000 and $144,000, respectively, of stock-based compensation expense related to the Company’s adoption of Financial Accounting Standards Board (SFAS) No. 123R. The year ago period did not include comparable stock-based compensation expenses.

Gross margin for the second quarter of 2006 was 38% compared with a gross margin of 33% in the sequential quarter comparison and 38% for the year ago period. The 5% increase in sequential gross margin was primarily attributable to a reduction in marketing and promotional activities offered during the second quarter of 2006 and predominantly aimed at the service provider and reseller market.

deltathree reported record adjusted EBITDA, or earnings before non-cash stock-based compensation, interest, taxes, depreciation and amortization, for the second quarter of 2006 of $853,000 or $0.03 per share, compared to EBITDA of $130,000 or $0.00 per share in the second quarter of 2005 and adjusted EBITDA of $485,000 or $0.02 per share in the first quarter of 2006. The year ago period did not include the comparable non-cash stock-based compensation expense reflected in adjusted EBITDA.

deltathree defines adjusted EBITDA as earnings before non-cash stock-based compensation, interest, taxes, depreciation and amortization. The Company uses adjusted EBITDA as a measure of the Company’s operating trends. Investors are cautioned that adjusted EBITDA is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The adjusted EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with the SEC Regulation G, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" following the Condensed Consolidated Statements of Operations included in this press release.

Quarterly cash flow from operations increased to $2.0 million during the second quarter of 2006, primarily related to a significant increase in deferred revenues related to advanced payments from a leading consumer hardware manufacturer to support a planned direct to consumer VoIP service offering. As of June 30, 2006, deltathree held approximately $18.0 million in cash, cash equivalents, short-term, long-term investments, and restricted cash compared to the $16.2 million held as of March 31, 2006.

deltathree Operational Review

Shimmy Zimels, President and Chief Executive Officer of deltathree, stated, “Our second quarter 2006 financial results were highlighted by record levels of GAAP net income, adjusted EBITDA as well as an operating profit. Our progress in driving profitability was further supported by a significant rise in total gross margin across our combined service provider, reseller and consumer businesses. On the downside, sequential revenue growth was below our range of expectations for the quarter. Our decision to scale back certain aggressive promotional pricing and marketing offers during the quarter had a larger than expected impact on our top line and, to an extent, new regulations imposed on VoIP service providers in select foreign countries also had a impact on our revenues. Following two exceptionally strong quarters of 28% and 18% sequential revenue growth respectively in the fourth quarter of 2005 and first quarter of 2006, we turned to realigning promotional activities with our long-term gross margin and revenue objectives. As we move through the third quarter, we believe we have taken the appropriate corrective steps to rebalance our gross margin and top line growth.

“The flexibility of our VoIP technology and Outsourced Platform Solution for service providers remains a key strategic strength as it enables us to leverage our expertise across a broad range of potential customer end markets. While our core strength resides in delivering advanced SIP based VoIP products and services to broadband operators, telecommunication operators, cable providers, Internet Service Providers (ISPs) and consumer oriented retailers, we are continually exploring new complementary markets. An example of our success in this area is the recent addition of ICQ as an Outsourced Platform Solution customer. With this agreement we are tapping the potential for VoIP services in the instant messaging (IM) market by partnering with ICQ, a global leader in instant messaging, to reach an installed base of millions of technology savvy IM users. Overall, I believe we continued to make strong progress towards our strategic and financial goals in the second quarter despite the disappointing revenue performance. We are building a strong basis for future growth, as we continued to drive higher levels of profitability from the core business, further strengthened our balance sheet and generated healthy cash flow to support our future organic growth initiatives,” continued Mr. Zimels.

deltathree Financial Guidance

Based on the belief that long-term financial performance is the better indicator of the success of the Company’s strategy and fundamental business model, rather than the variability of short-term results, deltathree will be providing financial guidance going forward on a full year basis.

For the full year 2006, deltathree expects revenue to be in the range of $41.0 million to $44.0 million compared to full year 2005 revenues of $29.7 million. deltathree forecasts full year 2006 earnings per diluted share to be within the range of $0.05 to $0.07, excluding the impact of stock-based compensation expense. The Company expects full year 2006 stock-based compensation expense to be within the range of $0.02 to $0.03 per diluted share related to SFAS No. 123R.

Conference Call Details

The deltathree second quarter 2006 earnings conference call will be webcast live at 10:00 a.m. ET [7:00 a.m. PT] today, July 27, 2006. Investors are invited to listen to the live call by dialing 1-800-762-6067 in the United States or by dialing 1-480-629-9566 when calling internationally. Investors worldwide can also listen to the call live via deltathree’s Website, www.deltathree.com. Please go to the Website at least 15 minutes early to register, download, and install any necessary audio software. A replay of the call will also be available through the deltathree corporate Website.

About deltathree

Founded in 1996, deltathree is a leading provider of integrated Voice over Internet Protocol (VoIP) telephony services, products, hosted solutions, and infrastructure. deltathree offers customers high quality Internet telephony solutions that are viable and cost-effective alternatives to traditional telephone services. Supporting hundreds of thousands of active users around the world, deltathree serves customers through its two primary distribution channels: the Service Provider and Reseller channel and the iConnectHere direct-to-consumer channel. deltathree offers a broad suite of private label VoIP products and services as well as a back-office platform for service providers, resellers, and corporate customers. Based on deltathree's customizable VoIP solutions, these customers can offer private label telecommunications to their own customer bases, under either their own brand name, a white-label brand, and/or the iConnectHere or deltathree brand name. At the same time, iConnectHere, deltathree's direct-to-consumer offering, provides award-winning VoIP products directly to consumers and small businesses online using the same primary platform.

For more information about deltathree please visit our website at www.deltathree.com.

Adjusted EBITDA Financial Disclosure

Investors are cautioned that the adjusted EBITDA, or earnings before non-cash stock-based compensation, interest, taxes, depreciation and amortization, information contained in this press release and the attached financial information is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles, or as an indicator of the Company’s operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. Adjusted EBITDA financial information is presented because deltathree believes that it is helpful to some investors as one measure of the Company’s operations. deltathree cautions investors that non-GAAP financial information such as adjusted EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare deltathree’s results with the results from other reporting periods and with the results of other companies.

Forward Looking Statements

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements. Among the factors that could cause actual results to differ are: uncertainty of our future profitability; our ability to expand our revenues from multiple sources and customer bases; our ability to obtain additional capital to finance operations and grow our business; decreasing rates of all related telecommunications services, which could prevent our future profitability; our limited operating history; the public’s acceptance of VoIP telephony, and the level and rate of customer acceptance of our new products and services; the competitive environment of Internet telephony and our ability to compete effectively; fluctuations in our quarterly financial results; our ability to handle a large number of simultaneous calls; our ability to maintain and operate our computer and communications systems, without interruptions or security breaches; our ability to operate in international markets; our ability to retain key personnel to support our products and ongoing operations; our ability to provide quality and reliable service, which is in part dependent upon the proper functioning of equipment owned and operated by third parties; the uncertainty of future governmental regulation; the need for ongoing product and service development in an environment of rapid technological change; and other risk factors contained in deltathree's periodic reports on file with the SEC and available on the Internet at http://www.sec.gov. Except as required under the federal securities laws and the rules and regulations of the SEC, deltathree does not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Investor Relations Contact:	Media Relations Contact:
Erik Knettel	Lukas Brenowitz
The Global Consulting Group	deltathree Inc.
(646) 284-9415	(212) 500-4836
eknettel@hfgcg.com	Lukas.brenowitz@deltathree.com

(Tables follow)

DELTATHREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
($ in thousands)

	June 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$3,233	$3,847
Restricted Cash and short-term investments	13,596	10,648
Accounts receivable, net	1,191	703
Prepaid expenses and other current assets	537	612
Inventory	236	242
Total current assets	18,793	16,052
Long-term investments	1,216	$1,216

Property and equipment:
Telecommunications equipment	18,192	18,028
Furniture, fixtures and other	619	583
Leasehold improvements	4,657	4,653
Computers hardware & software	8,262	8,019
	31,730	31,283
Less - accumulated depreciation	(27,902)	(27,152)
Property and equipment, net	3,828	4,131
Deposits	107	105
Total assets	$23,944	$21,504

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,983	$4,279 *
Deferred revenues	1,884	344
Other current liabilities	1,465	1,165 *
Total current liabilities	7,332	5,788

Long-term liabilities:
Severance pay obligations	202	155
Total liabilities	7,534	5,943

Stockholders' equity:
Class A common stock, $0.001 par value	30	30
Additional paid-in capital	167,745	167,690
Accumulated deficit	(151,365)	(151,949)
	16,410	15,771
Treasury stock at cost : 257,600 shares
as of December 31, 2005	—	(210)
Total stockholders' equity	16,410	15,561
Total liabilities and stockholders' equity	$23,944	$21,504

* Reclassification

DELTATHREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
($ in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005

Revenues	$9,966	$6,927	$20,715	$13,531

Costs and operating expenses:
Cost of revenues	6,166	4,284	13,360	8,494
Research and development expenses	1,044	777	2,124	1,591
Selling and marketing expenses	1,271	1,001	2,473	1,865
General and administrative expenses	732	735	1,664	1,345
Depreciation and amortization	379	534	750	1,144
Total costs and operating expenses	9,592	7,331	20,371	14,439

Income (loss) from operations	374	(404)	344	(908)

Interest income, net	148	10	277	104
Income (loss) before income taxes	522	(394)	621	(804)

Income taxes	26	15	37	32
Net Income (loss)	$496	$(409)	$584	$(836)

Basic net Income (loss) per share (in US$)	$0.02	$(0.01)	$0.02	$(0.03)

Diluted net Income (loss) per share (in US$)	$0.02	$(0.01)	$0.02	$(0.03)

Basic weighted average number of shares outstanding	29,745,897	29,707,860	29,744,860	29,619,908

Diluted weighted average number of shares outstanding	30,604,982	29,707,860	30,640,319	29,619,908

DELTATHREE, INC.
STATEMENT OF CASH FLOWS
(Unaudited)
($ in thousands)

	Six months ended June 30,
	2006	2005
Cash flows from operating activities
Income (loss) for the period	$584	(836)

Adjustments to reconcile Income (loss) for the period to net cash used in operating activities:
Depreciation and amortization	750	1,137
Stock based compensation	244	—
Increase in liability for severance pay	47	57

Changes in assets and liabilities:
Increase in accounts receivable	(488)	(606)
Decrease (Increase) in prepaid expenses and other current assets	75	(292)
Decrease (Increase) in inventory	6	(12)
Decrease in accounts payable	(323)	(220)*
Increase in deferred revenues	1,540	658
Increase (decrease) in other current liabilities	300	(584)*
	2,151	138
Net cash provided by (used in) operating activities	2,735	(698)

Cash flows from investing activities:
Purchase of property and equipment	(420)	(846)
Decrease (Increase) in deposits	(2)	3
Increase in long-term investments, net	—	(270)
Unrealized gain on available for sale securities	—	95
Decrease (increase) in short-term investments	(2,948)	2,351
Net cash (used in) provided by investing activities	(3,370)	1,333

Cash flows from financing activities:
Proceeds from exercise of employee options	21	378
Net cash provided by financing activities	21	378

(Decrease) increase in cash and cash equivalents	(614)	1,013
Cash and cash equivalents at beginning of period	3,847	3,905
Cash and cash equivalents at end of the period	$3,233	$4,918

Supplemental schedule of cash flow information:
Cash paid for:
Taxes	$24	$24

Supplemental schedule of non cash investing
and financing activities:
Acquisition of fixed assets on credit	$27	$190
Cancellation of treasury stock	$210	—

* Reclassification

DELTATHREE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
($ in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005

Net Income (loss)	$496	$(409)	$584	$(836)

Depreciation	379	534	750	1,144
Stock Based Compensation	100	—	244	—
Interest Income	148	10	277	104
Taxes	26	15	37	32
Adjusted EBITDA	853	130	1,338	236

Basic adjusted EBITDA per share (in US$)	$0.03	$0.00	$0.04	$0.01

Diluted adjusted EBITDA per share (in US$)	$0.03	$0.00	$0.04	$0.01

Basic weighted average number of shares outstanding	29,745,897	29,707,860	29,744,860	29,619,908

Diluted weighted average number of shares outstanding	30,604,982	29,707,860	30,640,319	29,619,908